UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2006

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2006, Symbol Technologies, Inc. (the "Company") entered into a separation agreement with Todd G. Hewlin (the "Hewlin Separation Agreement") in connection with his resignation as the Company's Senior Vice President--Corporate Development.

Pursuant to the Hewlin Separation Agreement, Mr. Hewlin's resignation from the position of Senior Vice President--Corporate Development of the Company was effective as of February 22, 2006. The Hewlin Separation Agreement provides that Mr. Hewlin will receive the payments pursuant to the Retention Agreement entered into between Mr. Hewlin and the Company dated August 22, 2005, a form of which is filed as Exhibit 10.2 to the Company's Current Report on Form 8-K dated August 26, 2005 (the "Retention Agreement"), including a lump sum amount on or before March 15, 2006 of $717,518 (less applicable taxes), which is equal to Mr. Hewlin's annual base salary and target annual bonus in effect as of January 1, 2006. Additionally, as contemplated by his Retention Agreement and the Hewlin Separation Agreement, as of March 1, 2006, 78,750 shares of Mr. Hewlin's restricted stock shall become fully vested and all restrictions with respect to such shares of restricted stock shall lapse. Under the Hewlin Separation Agreement, during the period of March 1, 2006 through August 31, 2006, Mr. Hewlin will remain an "on call" employee of the Company and will be paid $20,000 per month. The Company will continue to pay the lease and insurance costs for his Company provided automobile through the end of the on call period. During the on call period, Mr. Hewlin will be eligible to continue to participate in the Company's group health insurance plan at the current employee contribution rates. Additionally, the Hewlin Separation Agreement provides that from September 1, 2006 through February 28, 2007, the Company will pay Mr. Hewlin's group health insurance plan COBRA premiums on behalf of Mr. Hewlin and his dependents. In the event that the Company's payment of such COBRA benefits is taxable to Mr. Hewlin, there will be a tax gross up to cover such amount. Mr. Hewlin will also receive payment for all accrued and unused vacation (as of February 28, 2006) on or before August 31, 2006. Pursuant to the Hewlin Separation Agreement, Mr. Hewlin's unvested stock options will continue to vest during the on call period and he will be eligible to exercise any vested stock options through August 31, 2006. The Hewlin Separation Agreement provides for a general release by Mr. Hewlin against the Company and subjects Mr. Hewlin to certain non-competition and non-solicitation requirements. This foregoing summary is qualified in its entirety by the terms of the Hewlin Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On February 28, 2006, the Company entered into a separation agreement with John G. Bruno (the "Bruno Separation Agreement") in connection with his resignation as the Company's Senior Vice President--General Manager, RFID Division.

Pursuant to the Bruno Separation Agreement, Mr. Bruno's resignation from the position of Senior Vice President--GM, RFID Division of the Company was effective as of February 22, 2006. The Bruno Separation Agreement provides that Mr. Bruno will receive the payments pursuant to the Retention Agreement entered into between Mr. Bruno and the Company dated August 22, 2005, a form of which is filed as Exhibit 10.2 to the Company's Current Report on Form 8-K dated August 26, 2005 (the "Retention Agreement"), including a lump sum amount on or before May 25, 2006 of $717,518 (less applicable taxes), which is equal to Mr. Bruno's annual base salary and target annual bonus in effect as of January 1, 2006. Additionally, as contemplated by his Retention Agreement and the Bruno Separation Agreement, within 10 days following May 15, 2006, 78,750 shares of Mr. Bruno's restricted stock shall become fully vested and all restrictions with respect to such shares of restricted stock shall lapse. Under the Bruno Separation Agreement, during the period of March 1, 2006 through May 15, 2006, Mr. Bruno will remain an "on call" employee of the Company and will be paid his current base salary and Company car allowance. During the on call period, Mr. Bruno will be eligible to continue to participate in the Company's group health insurance plan at the current employee contribution rates. Mr. Bruno will also receive payment for all accrued and unused vacation (as of February 28, 2006) on or before May 25, 2006. Additionally, Mr. Bruno's unvested stock options will continue to vest through the on call period and he will be eligible to exercise any vested stock options through May 15, 2006. The Bruno Separation Agreement provides for a general release by Mr. Bruno against the Company and subjects Mr. Bruno to certain non-competition and non-solicitation requirements. This foregoing summary is qualified in its entirety by the terms of the Bruno Separation Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Document Description

10.1 Hewlin Separation Agreement, effective as of February 22, 2006

10.2 Bruno Separation Agreement, effective as of February 22, 2006

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

February 28, 2006	By:	Salvatore Iannuzzi

Name: Salvatore Iannuzzi
Title: President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Hewlin Separation Agreement
10.2	Bruno Separation Agreement